Exhibit 99.1

Middleburg Financial Corporation Announces 2007 Second Quarter Earnings

Contact:	Joseph L. Boling, Chairman & CEO	540-687-6377 or
ceo@middleburgbank.com

	Kate J. Chappell, SVP & CFO	540-687-4816
cfo@middleburgbank.com

MIDDLEBURG, VIRGINIA (July 20, 2007) – Middleburg Financial Corporation (NASDAQ – MBRG)

reported asset growth of 6.7% since June 30, 2006, leading to total consolidated assets of $822.3 million at June 30, 2007. The net loan portfolio had a year over year increase of 12.0%, reaching $618.2 million at June 30, 2007. Net income was $4.0 million, or $0.87 per diluted share, for the six months ended June 30, 2007. This represents a 3.3% decrease from $4.2 million, or $1.06 per diluted share, for the six months ended June 30, 2006. For the three months ended June 30, 2007, net income was $1.9 million, or $0.41 per diluted share. This is a 11.3% decrease from $2.1 million, or $0.54 per diluted share, for the three months ended June 30, 2006. The decreases in net income resulted from the decrease in net interest margin and increases in non interest expenses, and the decreases in earnings per share also reflected an increase in the weighted average diluted shares outstanding at June 30, 2007.The increase in weighted average diluted shares outstanding resulted from the July 2006 issuance of 676,552 shares of the Company’s common stock in an underwritten public offering. The annualized return on average assets and return on average equity were 1.01% and 10.07%, respectively, for the six months ended June 30, 2007.

“The economy and length of the interest rate cycle continues to challenge the industry. It also tests our resolve to maintain our long-term focus on asset/liability management and our balance sheet,” stated Joseph L. Boling, Chairman and CEO. “While I am pleased with our continued growth and focus on our long-term strategy, I am disappointed with our year over year performance. However, we will continue to focus on our strategy, knowing that, as the interest rate curve improves, we will be positioned to take advantage of our continuing market opportunities.

“In the interim, we will continue to subscribe to a lowest cost philosophy with respect to funding our needs. As such, we may allow our investment portfolio to further decrease and may also continue to utilize FHLB advances and other wholesale avenues to fuel our growth.

“In the near term, we will continue to look at every opportunity for improved earnings as long as it fits with our long term strategy. We have maintained strong credit quality in both Middleburg Bank and in our mortgage partnership with Southern Trust Mortgage. Our levels of non-interest income continue to improve and we feel good about our earnings diversity. The financial service industry is in evolution, and we believe we are ahead of the curve.”

The components of net income per diluted share are summarized below:

	For the Six Months Ended
	June 30,
	2007		2006
	Net	Diluted Earnings	Net	Diluted Earnings
	Income	Per Share	Income	Per Share
Core Banking	$ 3,573,980	$ 0.78	$ 3,640,022	$ 0.93
Mortgage	201,095	0.04	284,266	0.07
Wealth Management	235,983	0.05	225,784	0.06
	$ 4,011,058	$ 0.87	$ 4,150,072	$ 1.06

	For the Three Months Ended
	June 30,
	2007		2006
	Net	Diluted Earnings	Net	Diluted Earnings
	Income	Per Share	Income	Per Share
Core Banking	$ 1,573,921	$ 0.34	$ 1,796,635	$ 0.46
Mortgage	166,974	0.04	216,276	0.06
Wealth Management	124,631	0.03	89,322	0.02
	$ 1,865,526	$ 0.41	$ 2,102,233	$ 0.54

Core operations have been impacted by a declining net interest margin resulting from the Company’s increased interest costs. Earnings from mortgage banking have been affected by slightly narrowed margins resulting from shifts in the mix of retail and wholesale loan volume and operational expenses related to hiring two large volume producers in the Virginia market.

Net earnings of wealth management operations consists of net income of the Middleburg Investment Group, the non-bank subsidiary of the Company that generates revenues from trust and investment advisory activities through its subsidiaries, Middleburg Trust Company (MTC), a trust subsidiary, and Middleburg Investment Advisors, Inc. (MIA), a registered investment advisor focused on fixed income investments, and through Middleburg Bank Investment Sales, which is a division of Middleburg Bank. For these operations, much of the 39.5% year over year increase in net earnings for the three months ended June 30, 2007 is related to the increase in gross fees generated by MTC.

Net Interest Income and Net Interest Margin

The net interest margin declined from 4.00% for the six months ended June 30, 2006 to 3.91% for the six months ended June 30, 2007. The net interest margin declined from 3.96% for the three months ended June 30, 2006 to 3.80% for the three months ended June 30, 2006. The decline in the net interest margin was attributable to the steady rise in interest costs resulting from the Company’s change in funding mix. The Company has relied upon higher cost deposits and borrowed money to fund the 2007 earning asset growth.

The Company’s net interest margin is not a measurement under accounting principles generally accepted in the United States, but it is a common measure used by the financial services industry to determine how profitably earning assets are funded. The Company’s net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%. Details on the calculation of the net interest margin are included in footnote (1) following the “Key Statistics” table below.

Net interest income remained relatively unchanged at $13.0 million for the six months ended June 30, 2006 and 2007. Interest income increased 9.3% while interest expense increased 20.8% when comparing the six months ended June 30, 2007 to the same period ended June 30, 2006. The significant increase in interest expense resulted from the increase in both the average amount of time deposits and short term funding when comparing the six months ended June 30, 2007 to the same period in 2006. Interest income from loans increased $2.2 million or 12.0% when comparing the six months ended June 30, 2007 to the six months ended June 30, 2006. The yield on the loan portfolio increased by 18 basis points from June 30, 2006 to June 30, 2007, and the average balance of net loans increased $49.0 million during that same period.

Net interest income for the quarter ended June 30, 2007 was $6.8 million, reflecting a slight increase from $6.7 million for the same period in 2006. Interest income for the quarter ended June 30, 2007 increased 8.4% or $950,000 when compared to the quarter ended June 30, 2006. Interest expense increased 19.4% when comparing the quarter ended June 30, 2006 to the same time period in 2007.

Interest income from the investment portfolio decreased $151,000 from the six months ended June 30, 2006 to the same period in 2007, while the tax equivalent yield on the investment portfolio increased 44 basis points over that same time period. The average balance of the investment portfolio decreased $16.5 million or 11.1% from June 30, 2006 to June 30, 2007.

Non Interest Income

Non interest income increased 1.5% from the six month period ended June 30, 2006 to $4.4 million for the six months ended June 30, 2007. Non interest income increased 4.4% from the quarter ended June 30, 2006 to the same period in 2007.

Trust and investment advisory fees earned by MTC and MIA increased $160,000 or 7.7% to $2.2 million for the six months ended June 30, 2007, compared to $2.1 million for the same time period in 2006. Trust and investment advisory fees are based primarily upon the market value of the accounts under administration/management. Total consolidated assets under administration by MTC and MIA increased $31.4 million or 3.0% and remain at $1.1 billion at June 30, 2007. MTC continues to increase assets under administration within the Company’s Northern Virginia footprint, Loudoun and Fauquier Counties, where the Company’s business model has been fully executed and MTC’s trust officer works in several of the Company’s financial service centers. MTC’s assets under administration in Northern Virginia at June 30, 2007 grew by $45.3 million or 27.9% from $196.9 million under administration at June 30, 2006 to $207.7 million at June 30, 2007. MIA’s asset under administration increased $1.7 million or 0.3% when comparing June 30, 2006 to June 30, 2007. Most of the increase in MTC’s and MIA’s managed assets resulted from growth in new accounts.

Service charges on deposits increased $72,000 or 7.9% to $982,000 for the six months ended June 30, 2007, compared to $910,000 for the same time period in 2006. The increase is related mostly to increases in overdraft fees.

Investment sales fees decreased 24.9% to $270,000 for the six months ended June 30, 2007, compared to $360,000 for the same time period in 2006. At June 30, 2007, the Company employed three financial consultants, including a financial consultant hired during April 2007. The Company employed three financial consultants for the first six months of 2006, but only two from July 2006 to April 2007.

Equity in earnings from affiliate, which reflects the 41.8% ownership interest in Southern Trust Mortgage, LLC (STM), decreased 29.3% or $126,000 from $431,000 for the six months ended June 30, 2006 to $305,000 for the same time period in 2007. STM closed $459.1 million in loans for the six months ended June 30, 2007 with 54.9% of its production attributable to purchase money financings. For the six months ended June 30, 2006, STM closed $442.5 million in loans with 61.9% of its production attributable to purchase money financings. Mortgage banking operations were negatively impacted by slightly narrowed margins resulting from shifts in the mix of retail and wholesale loan volume and operational expenses such as sign-on bonuses and commission draws related to hiring two large volume producers in the Virginia market.

Income earned from the Bank’s $11.3 million investment in Bank Owned Life Insurance (BOLI) contributed $220,000 to total other income for the six months ended June 30, 2007 and $213,000 for the same time period in 2006. The Company purchased $10.8 million in BOLI in 2004 and $485,000 in 2007 to help subsidize increasing employee benefit costs and expenses related to the restructure of its supplemental retirement plans.

Other service charges, including fees from loans and other service fees, increased $30,000 or 9.7% from the six months ended June 30, 2006 to the same time period in 2007. This increase was driven by increases in loan processing fees. The Company had increased its fees related to loan documentation services.

Non Interest Expense

Non interest expense increased $443,000 or 3.9% to $11.9 million for the six months ended June 30, 2007, compared to $11.4 million for the same time period in 2006. Non interest expense increased 4.6% or $271,000 from the quarter ended June 30, 2006 to the same time period in 2007.

Salary and employee benefit expense increased 1.2% or $82,000 from the six months ended June 30, 2006 to the same time period in 2007. Net occupancy and equipment expense increased by $87,000 or 5.7% to $1.6 million for the six months ended June 30, 2007 compared to $1.5 million for the same time period in 2006. Various categories of occupancy expense experienced year over year increases at June 30, 2007, including utility, rental and repairs and maintenance expenses.

Other taxes, which is comprised of mostly bank franchise tax, increased 25.8% from the six months ended June 30, 2006 to $315,000 for the same period in 2007. The Virginia bank franchise tax assessment is equal to one percent of a bank’s net capital, as defined by the Commonwealth of Virginia. With the issuance of 676,552 shares of its common stock in an underwritten public offering in July 2006, the Company increased its capital level by $19.7 million and subsequently transferred $19.0 million to the banking subsidiary, resulting in the increase in bank franchise tax for the six months ended June 30, 2007.

Computer operations expense increased $78,000 or 16.7% for the six months ended June 30, 2007 compared to the same time period in 2006. Most of this increase is related to increased maintenance costs of in-house core operating systems resulting mostly from the Company’s growth.

Other operating expenses increased 5.6% or $131,000 to $2.5 million for the six months ended June 30, 2007 from $2.3 million for the same time period in 2006. The increase resulted mostly from increases in audit fees and other miscellaneous expenses.

Total Consolidated Assets

Total assets increased 6.7% to $822.3 million at June 30, 2007 from $771.0 million at June 30, 2006. Total loans, net of allowance for loan losses, increased 12.0% or $66.4 million to $618.2 million at June 30, 2007 from $551.8 million at June 30, 2006. Considering the current interest rate and competitive market environment, the Company has been diligent about maintaining its credit quality and thereby cautious about the growth that it has added to the loan portfolio. A solid local economy, the relationship with STM, and the success of the business model, which focuses on high quality financial solutions to clients and increasing client introductions across business lines, are all believed to have contributed to the loan growth experienced. At June 30, 2007, the tax equivalent yield on the loan portfolio was 7.03%.

Although non performing loans increased from June 30, 2006 to June 30, 2007, credit quality remained exceptional. Non-performing loans increased to $1.3 million at June 30, 2007 from $255,000 at June 30, 2006. The increase related to three secured real estate loans. The Company anticipates minimal loss on these assets. Non performing loans were 0.21% of total loans outstanding at June 30, 2007. Total loans past due 90 days or more increased to $23,000 at June 30, 2007 from $1,000 at June 30, 2006. The loan loss provision was $559,000 for the six months ended June 30, 2007. The allowance for loan losses was $6.1 million or 0.98% of total loans outstanding at June 30, 2007. Net charge offs were $31,000 for the six months ended June 30, 2007, compared to $53,000 for the six months ended June 30, 2006. Based upon internal analysis by the Company’s credit administration department, which factors, among other things, the credit quality of the portfolio, the allowance for loan losses was deemed adequate at 0.98% of total loans outstanding.

The investment portfolio decreased $17.5 million or 12.0% to $128.5 million at June 30, 2007 compared to $145.9 million at June 30, 2006. During 2006, management elected to utilize cash received from principal pay downs, maturities and calls in its investment portfolio to fund loan growth rather than re-invest into the investment portfolio. This strategy decreased the size of the investment portfolio. In anticipation of rising interest rates, the Company has also held to an investment strategy that focuses on keeping the portfolio relatively short by purchasing securities with weighted average lives that typically do not exceed three years. At June 30, 2007, the tax equivalent yield on the investment portfolio was 5.79%.

Deposits and Other Borrowings

Total deposits, which includes brokered deposits, decreased 0.1% to $560.9 million at June 30, 2007 from $561.6 million at June 30, 2006. Total retail deposits, which excludes brokered deposits, decreased 4.7% from $536.4 million at June 30, 2006 to $511.0 million at June 30, 2007. At June 30, 2007, three of the Company’s financial service centers had total average deposits in excess of $85.0 million.

During the second quarters of 2006 and 2007, the Company issued $11.3 million and $26.8 million in brokered certificates of deposit, respectively. At June 30, 2007, $49.9 million of the brokered certificates remained outstanding. The Company had $25.2 million in brokered certificates of deposits at June 30, 2006.

Securities sold under agreements to repurchase with commercial checking account clients increased by $2.3 million or 6.3% from June 30, 2006 to $39.3 million at June 30, 2007. Federal Home Loan Bank advances and overnight borrowings increased $33.4 million or 33.7% to $132.4 million at June 30, 2007 from $99.0 million at June 30, 2006. The increased FHLB borrowings were utilized to subsidize part of the $66.4 million in year over year net loan growth.

Equity

Stockholders’ equity increased 43.8% from $54.7 million at June 30, 2006 to $78.6 million at June 30, 2007. The book value of the Company at June 30, 2007 was $17.45 per common share. Total common shares outstanding were 4,505,605 at June 30, 2007.

In July 2006, the Company issued 676,552 shares of its common stock in an underwritten public offering, including the exercise of the underwriter’s over-allotment option. The public price of $31.00 per share, less the underwriters’ commissions and expenses of the offering, resulted in net proceeds of $19.7 million to the Company. The Company used the proceeds to increase its equity and to provide additional equity capital to the Bank to support the growth of operations.

On June 29, 2007, the board of directors declared a $0.19 per common share cash dividend for shareholders of record as of July 13, 2007 and payable on July 27, 2007.

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and other filings with the Securities and Exchange Commission.

Middleburg Financial Corporation is headquartered in Middleburg, Virginia and has two wholly owned subsidiaries, Middleburg Bank and Middleburg Investment Group, Inc. Middleburg Bank serves Loudoun, Fairfax, and Fauquier Counties in Virginia with seven financial service centers. Middleburg Investment Group owns Middleburg Trust Company and Middleburg Investment Advisors, Inc. Middleburg Trust Company is headquartered in Richmond, Virginia with a branch office in Middleburg. Middleburg Investment Advisors, Inc. is a SEC registered investment advisor located in Alexandria, Virginia.

MIDDLEBURG FINANCIAL CORPORATION
SUMMARY INCOME STATEMENT
( Unaudited, dollars in thousands)

	For the Six Months
	Ended June 30,		%
	2007	2006	Change

INTEREST INCOME
Interest and fees on loans	$ 20,575	$ 18,374	12.0%
Interest on investment securities	3,430	3,581	-4.2%
Interest on short term investments	-	-	0.0%

TOTAL INTEREST INCOME	$ 24,005	$ 21,955	9.3%

INTEREST EXPENSE
Interest on deposits	$ 7,023	$ 5,166	35.9%
Interest on borrowings	3,397	3,461	-1.8%

TOTAL INTEREST EXPENSE	$ 10,420	$ 8,627	20.8%

NET INTEREST INCOME	$ 13,585	$ 13,328	1.9%

PROVISION FOR LOAN LOSSES	559	363	53.9%

NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	$ 13,026	$ 12,965	0.5%

NON INTEREST INCOME
Trust and investment advisory fee income	$ 2,235	$ 2,075	7.7%
Service charges on deposits	982	910	7.9%
Net gains on securities available for sale	-	1	-100.0%
Commissions on investment sales	270	360	-24.9%
Equity in earnings from affiliate	305	431	-29.3%
Bank owned life insurance	220	213	3.3%
Other service charges, commissions and fees	343	313	9.7%
Other operating income	54	40	33.8%

TOTAL NON INTEREST INCOME	$ 4,409	$ 4,343	1.5%

NON INTEREST EXPENSE
Salaries and employee benefits	$ 6,906	$ 6,824	1.2%
Net occupancy expense of premises	1,618	1,531	5.7%
Other taxes	315	250	25.8%
Computer operations	546	468	16.7%
Other operating expenses	2,473	2,342	5.6%

TOTAL NON INTEREST EXPENSE	$ 11,858	$ 11,415	3.9%

INCOME BEFORE TAXES	$ 5,577	$ 5,893	-5.4%
Income tax expense	1,566	1,743	-10.2%

NET INCOME	$ 4,011	$ 4,150	-3.3%

MIDDLEBURG FINANCIAL CORPORATION
SUMMARY INCOME STATEMENT
( Unaudited, dollars in thousands)	For the Three Months Ended
	2Q07	1Q07	4Q06	3Q06	2Q06

INTEREST INCOME
Interest and fees on loans	$ 10,592	$ 9,983	$ 9,944	$ 9,843	$ 9,508
Interest on investment securities	1,660	1,770	1,806	1,850	1,794
Interest on short term investments	-	-	-	-	-

TOTAL INTEREST INCOME	$ 12,252	$ 11,753	$ 11,751	$ 11,692	$ 11,302

INTEREST EXPENSE
Interest on deposits	$ 3,505	$ 3,518	$ 3,374	$ 3,154	$ 2,641
Interest on borrowings	1,971	1,426	1,580	1,753	1,945

TOTAL INTEREST EXPENSE	$ 5,476	$ 4,944	$ 4,953	$ 4,907	$ 4,586

NET INTEREST INCOME	$ 6,776	$ 6,809	$ 6,797	$ 6,785	$ 6,716

PROVISION FOR LOAN LOSSES	407	152	82	55	113

NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	$ 6,369	$ 6,657	$ 6,716	$ 6,731	$ 6,603

NON INTEREST INCOME
Trust and investment advisory fee income	$ 1,130	$ 1,105	$ 1,054	$ 985	$ 1,004
Service charges on deposits	516	466	488	471	474
Net (losses) gains on securities available for sale	-	-	(305)	-	1
Commissions on investment sales	143	127	93	102	167
Equity in earnings from affiliate	253	52	(109)	358	328
Bank owned life insurance	111	109	112	111	109
Other service charges, commissions and fees	173	170	155	140	153
Other operating income	26	28	72	46	16

TOTAL NON INTEREST INCOME	$ 2,352	$ 2,057	$ 1,560	$ 2,213	$ 2,252

NON INTEREST EXPENSE
Salaries and employee benefits	$ 3,566	$ 3,340	$ 3,495	$ 3,371	$ 3,347
Net occupancy expense of premises	801	817	750	743	790
Other taxes	159	156	125	125	125
Computer operations	288	258	257	257	235
Other operating expenses	1,325	1,148	1,579	1,094	1,371

TOTAL NON INTEREST EXPENSE	$ 6,139	$ 5,719	$ 6,206	$ 5,590	$ 5,868

INCOME BEFORE TAXES	$ 2,582	$ 2,995	$ 2,069	$ 3,353	$ 2,988
Income tax expense	717	849	537	1,019	885

NET INCOME	$ 1,865	$ 2,146	$ 1,532	$ 2,335	$ 2,102

MIDDLEBURG FINANCIAL CORPORATION
BALANCE SHEET
(dollars in thousands)	Unaudited	Unaudited	Audited	Unaudited	Unaudited
	6/30/2007	3/31/2007	12/31/2006	9/30/2006	6/30/2006

Assets:
Cash and due from banks	$ 16,028	$ 15,668	$ 18,391	$ 14,624	$ 17,551
Interest-bearing balances in banks	48	394	164	273	563
Securities at fair value	128,460	134,048	135,435	144,540	145,910
Loans, net of allowance for loan losses	618,237	579,604	564,750	557,803	551,825
Bank premises and equipment, net	19,156	18,884	18,429	18,214	18,402
Other assets	40,347	39,169	35,136	37,099	36,772

Total assets	$ 822,276	$ 787,767	$ 772,305	$ 772,553	$ 771,024

Liabilities and Shareholders' Equity:
Liabilities:
Deposits:
Non-interest bearing demand deposits	$ 121,799	$ 117,684	$ 128,300	$ 123,508	$ 140,019
Savings and interest-bearing demand deposits	235,993	259,856	250,747	249,246	256,182
Time deposits	203,113	179,293	191,551	187,235	165,367
Total deposits	$ 560,905	$ 556,833	$ 570,598	$ 559,989	$ 561,568

Federal funds purchased	-	-	-	-	-
Securities sold under agreements to repurchase	39,261	39,922	38,474	32,906	36,939
Federal Home Loan Bank advances	97,400	64,000	34,000	26,700	44,000
Long-term debt	35,000	35,000	40,000	55,000	55,000
Trust preferred capital notes	5,155	5,155	5,155	15,465	15,465
Other liabilities	5,921	7,527	6,179	4,894	3,372
Commitment and contingent liabilities	-	-	-	-	-
Total liabilities	$ 743,642	$ 708,437	$ 694,406	$ 694,954	$ 716,344

Shareholders' Equity:
Common stock, par value $2.50 per share	$ 11,264	$ 11,264	$ 11,264	$ 11,264	$ 9,523
Capital surplus	23,532	23,519	23,503	23,667	5,459
Retained earnings	46,438	45,429	44,139	43,463	41,984
Accumulated other comprehensive income (loss), net	(2,600)	(882)	(1,008)	(796)	(2,285)
Total shareholders' equity	$ 78,634	$ 79,330	$ 77,898	$ 77,598	$ 54,681

Total liabilities and shareholders' equity	$ 822,276	$ 787,767	$ 772,305	$ 772,553	$ 771,024

MIDDLEBURG FINANCIAL CORPORATION
KEY STATISTICS	For the Three Months Ended
	2Q07	1Q07	4Q06	3Q06	2Q06

Net Income (dollars in thousands)	$ 1,865	$ 2,146	$ 1,532	$ 2,335	$ 2,102
Earnings per share, basic	$ 0.41	$ 0.48	$ 0.34	$ 0.53	$ 0.55
Earnings per share, diluted	$ 0.41	$ 0.47	$ 0.33	$ 0.52	$ 0.54

Return on average total assets	0.93%	1.09%	0.92%	1.21%	1.11%
Return on average total equity	9.35%	10.70%	9.21%	12.47%	15.17%
Dividend payout ratio	45.89%	39.90%	55.87%	35.75%	34.43%
Fee revenue as a percent of total revenue	16.11%	14.89%	11.72%	15.91%	16.62%

Net interest margin(1)	3.80%	4.02%	3.94%	3.93%	3.96%
Yield on average earning assets	6.77%	6.83%	6.72%	6.69%	6.59%
Yield on average interest-bearing liabilities	3.65%	3.50%	3.49%	3.46%	3.21%
Net interest spread	3.11%	3.33%	3.23%	3.24%	3.38%
Tax equivalent adjustment to net interest income (dollars in thousands)	$ 248	$ 250	$ 216	$ 195	$ 191

Non-interest income to average assets	1.19%	1.07%	0.80%	1.15%	1.18%
Non-interest expense to average assets	3.12%	2.99%	3.20%	2.91%	3.09%

Efficiency ratio(2)	65.08%	62.35%	69.46%	60.42%	63.71%

(1)

The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%. For the quarters ended June 30, 2007 and 2006, net interest income on a tax equivalent basis was $7.0 million and $6.9 million, respectively. See the table below for a reconciliation of net interest income to tax equivalent net interest income. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitably earning assets are funded. Because the Company earns a fair amount of non taxable interest income due to the mix of securities in its investment security portfolio, net interest income for the ratio is calculated on a tax equivalent basis as described above.

(2)

The efficiency ratio is not a measurement under accounting principles generally accepted in the United States. It is calculated by dividing non interest expense by the sum of tax equivalent net interest income and non interest income excluding gains and losses on the investment portfolio. The tax rate utilized is 34%. For the quarters ended June 30, 2007 and 2006, tax equivalent net interest income was $7.0 million and $6.9 million, respectively. See the table below for a reconciliation of net interest income to tax equivalent net interest income. Total non interest income, excluding gains and losses on the investment portfolio, for the quarters ended June 30, 2007 and 2006, was $2.3 million. The Company calculates this ratio in order to evaluate its overhead structure or how effectively it is operating. An increase in the ratio from period to period indicates the Company is losing a larger percentage of its income to expenses. The Company believes that the efficiency ratio is a reasonable measure of profitability.

MIDDLEBURG FINANCIAL CORPORATION
SELECTED FINANCIAL DATA BY QUARTER
	2Q07	1Q07	4Q06	3Q06	2Q06
BALANCE SHEET RATIOS
Loans to deposits	111.28%	111.53%	105.25%	100.59%	99.24%
Average interest-earning assets to
average-interest bearing liabilities	123.85%	124.49%	123.82%	123.22%	122.27%

PER SHARE DATA
Dividends	$ 0.19	$ 0.19	$ 0.19	$ 0.19	$ 0.19
Book value	17.45	17.61	17.29	17.22	14.36
Tangible book value	16.26	16.39	16.06	15.97	12.85

SHARE PRICE DATA
Closing price	$ 32.50	$ 32.80	$ 36.99	$ 34.05	$ 30.83
Diluted earnings multiple(1)	1.90	1.90	2.00	1.80	2.31
Book value multiple(2)	1.86	1.86	2.14	1.98	2.15

COMMON STOCK DATA
Outstanding shares at end of period	4,505,605	4,505,605	4,505,605	4,505,605	3,809,053
Weighted average shares outstanding	4,505,605	4,505,605	4,505,605	4,394,724	3,809,053
Weighted average shares outstanding, diluted	4,588,336	4,590,450	4,596,195	4,482,970	3,899,198

CAPITAL RATIOS
Total equity to total assets	9.56%	10.07%	10.09%	10.04%	7.09%
Total risk based capital ratio	13.16%	13.63%	13.70%	15.20%	11.74%
Tier 1 risk based capital ratio	12.23%	12.71%	12.79%	14.30%	10.85%
Leverage ratio	10.12%	10.35%	10.26%	11.52%	8.75%

CREDIT QUALITY
Net charge-offs to average loans	0.01%	0.00%	0.00%	0.00%	0.01%
Total non-performing loans to total loans	0.21%	0.00%	0.00%	0.00%	0.00%
Total non-performing assets to total assets
Non-accrual loans to:
total loans	0.21%	0.00%	0.00%	0.00%	0.05%
total assets	0.16%	0.00%	0.00%	0.00%	0.03%
Allowance for loan losses to:
total loans	0.98%	0.98%	0.98%	0.98%	0.98%
non-performing loans	464.01%	0.00%	0.00%	0.00%	2130.08%
non-accrual loans	464.01%	0.00%	0.00%	0.00%	2138.43%

NON-PERFORMING ASSETS:
(dollars in thousands)
Loans delinquent over 90 days	$ 23	$ 22	$ 19	$ -	$ 1
Non-accrual loans	1,317	-	-	-	255

NET LOAN CHARGE-OFFS (RECOVERIES):
(dollars in thousands)
Loans charged off	$ 37	$ 26	$ 16	$ 14	$ 36
(Recoveries)	(12)	(20)	(4)	(19)	(6)
Net charge-offs (recoveries)	25	6	13	(5)	30

PROVISION FOR LOAN LOSSES (dollars in thousands)	$ 407	$ 152	$ 82	$ 55	$ 113

ALLOWANCE FOR LOAN LOSS SUMMARY
(dollars in thousands)
Balance at the beginning of period	$ 5,728	$ 5,582	$ 5,513	$ 5,453	$ 5,370
Provision	407	152	82	55	113
Net charge-offs (recoveries)	25	6	13	(5)	30
Balance at the end of period	6,110	5,728	5,582	5,513	5,453

(1)

The diluted earnings multiple (or price earnings ratio) is calculated by dividing the period’s closing market price per share by total equity per weighted average shares outstanding, diluted for the period The diluted earnings multiple is a measure of how much an investor may be willing to pay for $1.00 of the Company’s earnings.

(2)

The book value multiple ( or price to book ratio) is calculated by dividing the period’s closing market price per share by the period’s book value per share. The book value multiple is a measure used to compare the Company’s market value per share to its book value per share.

	Average Balances, Income and Expenses, Yields and Rates
	Three Months Ended June 30,
		2007			2006
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (3)	Balance	Expense	Rate (3)
	(Dollars in thousands)
Assets :
Securities:
Taxable	$ 87,917	$ 1,122	5.12%	$ 116,889	$ 1,414	4.85%
Tax-exempt (1) (2)	41,385	725	7.03%	30,460	561	7.39%
Total securities	$ 129,302	$ 1,847	5.73%	$ 147,349	$ 1,975	5.38%
Loans
Taxable	$ 606,661	$ 10,591	7.00%	$ 550,695	$ 9,506	6.92%
Tax-exempt (1)	56	2	14.32%	95	2	8.44%
Total loans	$ 606,717	$ 10,593	7.00%	$ 550,790	$ 9,508	6.92%
Federal funds sold	3,737	48	5.15%	862	9	4.19%
Interest on money market investments	-	-	-	-	-	-
Interest bearing deposits in
other financial institutions	906	12	5.31%	191	2	4.20%
Total earning assets	$ 740,662	$ 12,500	6.77%	$ 699,192	$ 11,494	6.59%
Less: allowances for credit losses	(5,866)			(5,387)
Total nonearning assets	69,582			68,872
Total assets	$ 804,378			$ 762,677

Liabilities:
Interest-bearing deposits:
Checking	$ 148,602	$ 869	2.35%	$ 143,506	$ 807	2.26%
Regular savings	52,503	249	1.90%	55,776	230	1.65%
Money market savings	54,559	147	1.08%	69,603	166	0.96%
Time deposits:
$100,000 and over	116,406	1,424	4.91%	78,846	851	4.33%
Under $100,000	76,734	816	4.27%	62,780	588	3.76%
Total interest-bearing deposits	$ 448,804	$ 3,505	3.13%	$ 410,511	$ 2,642	2.58%

Federal Home Loan Bank advances	71,424	1,029	5.78%	50,964	668	5.26%
Securities sold under agreements
to repurchase	40,062	443	4.44%	39,506	406	4.12%
Long-term debt	40,155	492	4.91%	70,465	858	4.88%
Federal funds purchased	515	7	5.45%	894	12	5.38%
Total interest-bearing liabilities	$ 600,960	$ 5,476	3.65%	$ 572,340	$ 4,586	3.21%
Non-interest bearing liabilities
Demand deposits	117,810			131,603
Other liabilities	5,600			3,608
Total liabilities	$ 724,370			$ 707,551
Shareholders' equity	80,008			55,126
Total liabilities and shareholders'
equity	$ 804,378			$ 762,677

Net interest income		$ 7,024			$ 6,908

Interest rate spread			3.11%			3.38%
Interest expense as a percent of
average earning assets			2.96%			2.63%
Net interest margin			3.80%			3.96%

(1) Income and yields are reported on tax equivalent basis assuming a federal tax rate of 34%.
(2) Income and yields include dividends on preferred bonds which are 70% excludable for tax purposes.
(3) All yields and rates have been annualized on a 365 day year.

	Average Balances, Income and Expenses, Yields and Rates
	Six Months Ended June 30,
		2007			2006
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (3)	Balance	Expense	Rate (3)
			(Dollars in thousands)
Assets :
Securities:
Taxable	$ 90,632	$ 2,346	5.22%	$ 117,781	$ 2,818	4.82%
Tax-exempt (1) (2)	41,284	1,462	7.14%	30,678	1,124	7.39%
Total securities	$ 131,916	$ 3,808	5.82%	$ 148,459	$ 3,942	5.35%
Loans
Taxable	$ 590,063	$ 20,573	7.03%	$ 541,039	$ 18,371	6.85%
Tax-exempt (1)	38	2	10.61%	98	4	8.23%
Total loans	$ 590,101	$ 20,575	7.03%	$ 541,137	$ 18,375	6.85%
Federal funds sold	4,042	102	5.09%	797	17	4.30%
Interest on money market investments	-	-	-	-	-	-
Interest bearing deposits in
other financial institutions	738	18	4.92%	150	4	5.38%
Total earning assets	$ 726,797	$ 24,503	6.80%	$ 690,543	$ 22,338	6.52%
Less: allowances for credit losses	(5,738)			(5,275)
Total nonearning assets	69,053			68,520
Total assets	$ 790,112			$ 753,788

Liabilities:
Interest-bearing deposits:
Checking	$ 147,360	$ 1,787	2.45%	$ 145,935	$ 1,620	2.24%
Regular savings	51,766	480	1.87%	57,637	483	1.69%
Money market savings	57,315	309	1.09%	71,885	339	0.95%
Time deposits:
$100,000 and over	122,266	3,006	4.96%	79,525	1,627	4.13%
Under $100,000	69,828	1,441	4.16%	61,240	1,097	3.61%
Total interest-bearing deposits	$ 448,535	$ 7,023	3.16%	$ 416,222	$ 5,166	2.50%

Federal Home Loan Bank advances	54,017	1,455	5.43%	39,624	1,001	5.09%
Securities sold under agreements
to repurchase	42,814	949	4.47%	37,507	729	3.92%
Long-term debt	40,956	978	4.82%	70,493	1,708	4.89%
Federal funds purchased	517	15	5.85%	918	23	5.05%
Total interest-bearing liabilities	$ 586,839	$ 10,420	3.58%	$ 564,764	$ 8,627	3.08%
Non-interest bearing liabilities
Demand deposits	117,655			130,370
Other liabilities	6,122			3,571
Total liabilities	$ 710,616			$ 698,705
Shareholders' equity	79,496			55,083
Total liabilities and shareholders'
equity	$ 790,112			$ 753,788

Net interest income		$ 14,083			$ 13,711

Interest rate spread			3.22%			3.44%
Interest expense as a percent of
average earning assets			2.89%			2.52%
Net interest margin			3.91%			4.00%

(1) Income and yields are reported on tax equivalent basis assuming a federal tax rate of 34%
(2) Income and yields include dividends on preferred bonds which are 70% excludable for tax purposes.
(3) All yields and rates have been annualized on a 365 day year.

MIDDLEBURG FINANCIAL CORPORATION
RECONCILIATION OF NET INTEREST INCOME TO
TAX EQUIVALENT NET INTEREST INCOME

FOR THE FISCAL YEAR-TO-DATE PERIOD ENDED
(dollars in thousands)	6/30/2007	3/31/2007	12/31/2006	9/30/2006	6/30/2006
GAAP measures:
Interest Income - Loans	$ 20,575	$ 9,983	$ 38,161	$ 28,217	$ 18,374
Interest Income - Investments & Other	3,430	1,770	7,237	5,431	3,581
Interest Expense - Deposits	7,023	3,518	11,694	8,320	5,166
Interest Expense - Other Borrowings	3,397	1,426	6,794	5,214	3,461
Total Net Interest Income	$ 13,585	$ 6,809	$ 26,910	$ 20,114	$ 13,328
Plus:
NON-GAAP measures:
Tax Benefit Realized on Non- Taxable Interest Income - Loans	$ -	$ -	$ 2	$ 1	$ 1
Tax Benefit Realized on Non- Taxable Interest Income - Municipal Securities	498	250	792	577	382
Tax Benefit Realized on Non- Taxable Interest Income - Corporate Securities	-	-	-	-	-
Total Tax Benefit Realized on Non- Taxable Interest Income	$ 498	$ 250	$ 794	$ 578	$ 383

Total Tax Equivalent Net Interest Income	$ 14,083	$ 7,059	$ 27,704	$ 20,692	$ 13,711

FOR THE THREE MONTH PERIOD ENDED
(dollars in thousands)	6/30/2007	3/31/2007	12/31/2006	9/30/2006	6/30/2006
GAAP measures:
Interest Income - Loans	$ 10,592	$ 9,983	$ 9,944	$ 9,843	$ 9,507
Interest Income - Investments & Other	1,660	1,770	1,806	1,850	1,795
Less: Interest Expense - Deposits	3,505	3,518	3,374	3,154	2,641
Less: Interest Expense - Other Borrowings	1,971	1,426	1,580	1,753	1,944
Total Net Interest Income	$ 6,776	$ 6,809	$ 6,796	$ 6,786	$ 6,717
Plus:
NON-GAAP measures:
Tax Benefit Realized on Non- Taxable Interest Income - Loans	$ -	$ -	$ 1	$ -	$ -
Tax Benefit Realized on Non- Taxable Interest Income - Municipal Securities	248	250	215	195	191
Tax Benefit Realized on Non- Taxable Interest Income - Corporate Securities	-	-	-	-	-
Total Tax Benefit Realized on Non- Taxable Interest Income	$ 248	$ 250	$ 216	$ 195	$ 191

Total Tax Equivalent Net Interest Income	$ 7,024	$ 7,059	$ 7,012	$ 6,982	$ 6,908